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                                FIRST AMENDMENT
                                     TO THE
               INSILCO CORPORATION 1993 LONG-TERM INCENTIVE PLAN

                                   BACKGROUND

     A. Insilco Corporation, a Delaware corporation, (the "Corporation") previously adopted the Insilco Corporation 1993 Long-Term Incentive Plan (the "Plan") for the benefit of certain employees.

     B. The Corporation desires to amend the Plan to (a) provide for full vesting upon a change in control, and (b) protect participants from certain corporate events that may cause awards to become diluted or less valuable.

                                   AMENDMENTS

     1. Section 12 of the Plan shall be amended by adding the following language to the end of such Section:

     Notwithstanding any other provision of this Plan to the contrary, if a Change in Control (as defined below) occurs, each Award outstanding under this Plan will become immediately 100% vested and exercisable with respect to the total number of shares of Common Stock subject to such Award. As used herein, a "Change in Control" means any of the following:

           (i) the acquisition, directly or indirectly, by any person (as defined under Section 13(d) of the Securities Exchange Act of
      1934) within any twelve-month period of securities of the Company representing an aggregate of 25 percent or more of the combined voting power of the Company's then outstanding securities; or

           (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof before the end of such period unless the election of each Director who was not a Director at the beginning of such period was approved in advance by Directors representing at least two-thirds of the Directors then in office who were Directors at the beginning of such period; or

           (iii) consummation of (A) a merger, consolidation, or other business combination which would result in the common stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof representing at least 60 percent of the common stock of the Company or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation, or business combination, or (B) a plan of complete liquidation of the Company, or (C) an agreement for the sale or disposition by the Company of a majority (in value) of the Company's assets; or

           (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the
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      Company and, in order to implement the purposes of this Plan as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Plan.

      For purposes of determining a Change in Control on any given date, a partner in Water Street Corporate Recovery Fund I, L.P. ("Water Street") will be deemed to own that number of voting shares of the Company determined by multiplying such partner's pro rata partnership interest in Water Street by the number of voting shares of the Company owned by Water Street as of such date.

     2. Section 14(b) of the Plan shall be amended by deleting the first sentence of such Section and replacing it with the following:

      In the event of any subdivision or consolidation of outstanding shares of Common Stock, or declaration of a dividend or distribution payable in shares of Common Stock, cash, or other property, or capital reorganization, reclassification, merger or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee shall make proportional substitutions or adjustments to appropriately reflect such event and to prevent the dilution of rights granted in all Awards under the Plan. The Committee shall use its discretion to determine the specific manner in which the outstanding Awards are to be adjusted, including but not limited to proportionally substituting or adjusting (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. After the Committee makes such a substitution or adjustment, the Committee shall notify the affected Participants of the new terms and conditions of their Awards.

     3. The provisions contained in this Amendment shall apply to all currently outstanding and future awards under the Plan. All other provisions of the Plan shall remain unchanged.